Exhibit 99.1

For Immediate Release	Contact:	David F. Kirby
Hudson
212-351-7216
david.kirby@hudson.com

Hudson Global Reports 2012 Second Quarter Results

NEW YORK, NY - July 31, 2012 - Hudson Global, Inc. (Nasdaq: HSON), a leading global talent solutions company, today announced financial results for the second quarter ended June 30, 2012.

2012 Second Quarter Summary

•	Revenue of $204.8 million, a decrease of 17.2 percent from the second quarter of 2011, or 13.8 percent in constant currency.

•	Gross margin of $77.1 million or 37.6 percent of revenue, representing a 19.3 percent decrease from the same period last year, or 15.3 percent in constant currency.

•	Adjusted EBITDA* of $3.7 million, compared with adjusted EBITDA of $8.1 million in the second quarter of 2011.

•	Restructuring charges of $5.1 million in the second quarter of 2012.

•	EBITDA* loss of $1.9 million, compared with EBITDA of $7.7 million in the second quarter of 2011.

•
Net income of $0.4 million, or $0.01 per basic and diluted share, compared with net income of $4.2 million, or $0.13 per basic and diluted share, for the second quarter of 2011. Net income included $3.0 million of tax benefit resulting from the settlement of the company's state tax appeal.

* EBITDA and adjusted EBITDA are defined in the segment tables at the end of this release.

“Our second quarter performance continued to be challenged by deteriorating global economic conditions,” said Manuel Marquez, chairman and chief executive officer at Hudson.  “During the quarter, we took substantive actions to accelerate our strategic transformation and better navigate the economic environment we face today.  We focused on key businesses and made important progress in streamlining our operations.  Our teams around the world made a concerted effort to execute on our plan, allowing us to advance our long-term goals while meeting our expected second quarter financial results.”

“The actions implemented in the second quarter significantly helped offset the impact of our gross margin decline and preserve our liquidity,” said Mary Jane Raymond, Hudson's chief financial officer. “The most important element of our actions has been to advance a leaner front office model, allowing progress toward an overall more efficient operating structure.”

Strategic Transformation
The company announced in May that the strategic transformation launched in 2011 would be fast-tracked during 2012. That accelerated plan focused on:

•	Redirecting resources to, and driving sustainable growth from, high potential strategic businesses, RPO and eDiscovery, and focusing on the growth markets of the world.

•	Optimizing its operations in underperforming sectors and markets to deliver improved performance, re-engineering its delivery model, and consolidating operations globally.

•	Streamlining its back office support areas and business processes, and establishing a shared services operation and global centers of excellence, to gain significant efficiencies of operation.

The actions during the second quarter consolidated five offices around the globe and eliminated 160 positions, resulting in a restructuring charge of $5 million. Year to date, the company has eliminated 180 positions, or 8 percent of the company's total employee base, resulting in a $6 million charge. During 2012, the total restructuring charge is expected to be $8 million to $10 million, including $1 million to $2 million in the third quarter. Cost savings are expected to offset 50 percent of the charge in 2012, with annualized cost savings of twice the charge expected.

As part of that plan to reposition the business, the company took these specific actions in the second quarter:

•	Moved leaders into key positions in high potential businesses and markets including RPO, Legal eDiscovery and Asia.

•	Re-focused field operations on its largest clients around the globe, shifting responsibilities and streamlining the delivery model.

•	Sharpened the focus of the IT Practice in the Americas on its largest markets and clients, consolidating offices and reducing headcount.

•	Reduced management and support services in underperforming markets in France, U.K., Middle East and Financial Solutions in the Americas.

•	Removed organizational layers and associated support positions in Asia Pacific to get management closer to the client.

•	Streamlined back office operations in the Americas and Asia Pacific.

•	Established shared services in select locations around the world.

•	Consolidated offices to more efficiently support the business and back office needs through the closing of 5 properties and vacating 14,000 square feet in the London office.

Regional Highlights

Americas

Hudson Americas' gross margin decreased 5 percent in the second quarter compared with the prior year period. Permanent recruitment gross margin grew by 41 percent, driven by strong, double-digit growth in RPO. Temporary contracting gross margin declined by 16 percent, primarily due to reduced project demand in Legal eDiscovery, compared with a strong second quarter a year ago. SG&A expenses were tightly controlled through both restructuring and strong cost management, resulting in a year-over-year reduction of 11 percent, more than double that of the decline in gross margin. As a result, adjusted EBITDA increased 33 percent from a year ago, reaching $2.5 million for the second quarter, or 5.4 percent of revenue, compared with $1.8 million a year ago. Hudson's IT business in the Americas was named Best in Staffing by the American Staffing Association for the third consecutive year.

Asia Pacific

Asia Pacific's gross margin was down 18 percent in constant currency in the second quarter from the prior year period, driven by a 24 percent decline in permanent recruitment gross margin. Talent Management continued to outperform, with double-digit gross margin growth in the quarter on increases in assessment services. SG&A decreased by 14 percent over the same period last year and headcount was reduced by 16 percent since the second quarter of 2011. Adjusted EBITDA declined to $3.7 million, or 4.8 percent of revenue, from $6.1 million in the second quarter of 2011.

Europe

Gross margin in Europe was down 16 percent in constant currency in the second quarter compared with the second quarter of 2011, as the European economic crisis continues to impact business across the region. Slower demand in the Financial Services sector remained a key contributing factor in the drop in gross margin in the U.K., while a decline in permanent recruitment in France drove continental Europe gross margin lower. Despite the debt crisis in Europe, the Netherlands continued to grow its contract solutions business and Belgium's business remained resilient. Overall SG&A and headcount were driven down 11 percent and 13 percent, respectively, from the same period a year ago. Adjusted EBITDA of $2.4 million, or 3.0 percent of revenue, was down from $5.5 million a year ago.

Liquidity and Capital Resources

The company ended the second quarter of 2012 with $80.3 million in liquidity, composed of $28.9 million in cash and $51.3 million in availability under its credit facilities. The company generated $8.2 million in cash flow from operations during the quarter including $3.9 million of landlord-funded leasehold improvements in Asia Pacific. The company had $1.5 million in outstanding borrowings at the end of the second quarter, compared with no borrowings at the end of the first quarter of 2012.

Business Outlook

Given deteriorating economic conditions and the continuing weakness in the financial services sector, the company expects sequential third quarter 2012 revenue to decline by as much as 7 percent. Against prior year, revenue may decline by more than 20 percent at prevailing exchange rates. The company expects third quarter 2012 adjusted EBITDA between $0 and $2 million before restructuring charges and anticipates the charge in the quarter will range from $1 million to $2 million. This compares with revenue of $245.1 million and adjusted EBITDA of $7.7 million in the third quarter of 2011.

Conference Call/Webcast

Hudson will conduct a conference call today at 9:00 a.m. ET to discuss this announcement. Individuals wishing to listen can access the webcast on the investor information section of the company's web site at Hudson.com.

The archived call will be available on the investor information section of the company's web site at Hudson.com.

About Hudson

Hudson is a global talent solutions company with expertise in leadership and specialized recruitment, contracting solutions, recruitment process outsourcing, talent management and eDiscovery. We help our clients and candidates succeed by leveraging our expertise, deep industry and market knowledge, and proprietary assessment tools and techniques. With more than 2,000 people in approximately 20 countries, and relationships with millions of specialized professionals, we bring an unparalleled ability to match talent with opportunities by assessing, recruiting, developing and engaging the best and brightest people for our clients. We combine broad geographic presence, world-class talent solutions and a tailored, consultative approach to help businesses and professionals achieve higher performance and outstanding results. More information is available at Hudson.com.

Forward-Looking Statements

This press release contains statements that the company believes to be "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact included in this press release, including statements regarding the company's future financial condition, results of operations, business operations and business prospects, are forward-looking statements. Words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “predict,” “believe” and similar words, expressions and variations of these words and expressions are intended to identify forward-looking statements. All forward-looking statements are subject to important factors, risks, uncertainties and assumptions, including industry and economic conditions' that could cause actual results to differ materially from those described in the forward-looking statements. Such factors, risks, uncertainties and assumptions include, but are not limited to, global economic fluctuations; risks related to fluctuations in the company's operating results from quarter to quarter; the ability of clients to terminate their relationship with the company at any time; competition in the company's markets; risks associated with the company's investment strategy; risks related to international operations, including foreign currency fluctuations; the company's ability to implement cost reduction initiatives effectively, including the recently announced restructuring program; the company's dependence on key management personnel; the company's ability to attract and retain highly skilled professionals; risks in collecting the company's accounts receivable; the negative cash flows and operating losses that the company has experienced from time to time in the past may reoccur in the future; restrictions on the company's operating flexibility due to the terms of its credit facilities; the company's heavy reliance on information systems and the impact of potentially losing or failing to develop technology; risks related to our dependence on uninterrupted service to clients; the company's exposure to employment-related claims from both clients and employers and limits on related insurance coverage; volatility of the company's stock price; the impact of government regulations;

and restrictions imposed by blocking arrangements. Additional information concerning these and other factors is contained in the company's filings with the Securities and Exchange Commission. These forward-looking statements speak only as of the date of this document. The company assumes no obligation, and expressly disclaims any obligation, to update any forward-looking statements, whether as a result of new information, future events or otherwise.

###
Financial Tables Follow

HUDSON GLOBAL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2012	2011	2012	2011
Revenue	$204,838	$247,378	$405,428	$465,917
Direct costs	127,770	151,911	255,152	289,252
Gross margin	77,068	95,467	150,276	176,665
Operating expenses:
Selling, general and administrative expenses	73,535	87,405	147,998	166,213
Depreciation and amortization	1,610	1,636	3,115	3,213
Business reorganization expenses	5,090	396	6,030	747
Total operating expenses	80,235	89,437	157,143	170,173
Operating income (loss)	(3,167)	6,030	(6,867)	6,492
Non-operating income (expense):
Interest income (expense), net	(189)	(375)	(349)	(581)
Other income (expense), net	(369)	(5)	(375)	482
Income (loss) before provision for income taxes	(3,725)	5,650	(7,591)	6,393
Provision for (benefit from) income taxes	(4,119)	1,426	(4,765)	2,175
Net income (loss)	$394	$4,224	$(2,826)	$4,218
Earnings (loss) per share:
Basic	$0.01	$0.13	$(0.09)	$0.13
Diluted	$0.01	$0.13	$(0.09)	$0.13
Weighted-average shares outstanding:
Basic	32,122	31,593	31,956	31,501
Diluted	32,486	32,039	31,956	31,939

HUDSON GLOBAL, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except per share amounts)
(unaudited)

	June 30, 2012	December 31, 2011
ASSETS
Current assets:
Cash and cash equivalents	$28,935	$37,302
Accounts receivable, less allowance for doubtful accounts of $1,613 and $1,772, respectively	126,026	131,489
Prepaid and other	13,394	13,132
Total current assets	168,355	181,923
Property and equipment, net	21,189	17,838
Deferred tax assets, non-current	11,499	8,628
Other assets	5,608	8,157
Total assets	$206,651	$216,546
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$10,995	$12,025
Accrued expenses and other current liabilities	63,724	74,248
Short-term borrowings	1,460	3,384
Accrued business reorganization expenses	4,105	858
Total current liabilities	80,284	90,515
Other non-current liabilities	6,131	6,388
Deferred rent and tenant improvement contributions	8,666	4,479
Income tax payable, non-current	4,581	7,807
Total liabilities	99,662	109,189
Stockholders’ equity:
Preferred stock, $0.001 par value, 10,000 shares authorized; none issued or outstanding	—	—
Common stock, $0.001 par value, 100,000 shares authorized; issued 33,280 and 32,776 shares, respectively	33	33
Additional paid-in capital	472,674	470,786
Accumulated deficit	(400,116)	(397,290)
Accumulated other comprehensive income—translation adjustments	34,694	34,255
Treasury stock, 61 and 79 shares, respectively, at cost	(296)	(427)
Total stockholders’ equity	106,989	107,357
Total liabilities and stockholders' equity	$206,651	$216,546

HUDSON GLOBAL, INC.
SEGMENT ANALYSIS - QUARTER TO DATE
(in thousands)
(unaudited)

For The Three Months Ended June 30, 2012	Hudson Americas	Hudson Asia Pacific	Hudson Europe	Corporate	Total
Revenue, from external customers	$45,487	$76,926	$82,425	$—	$204,838
Gross margin, from external customers	$12,359	$31,901	$32,808	$—	$77,068
Adjusted EBITDA (loss) (1)	$2,452	$3,720	$2,440	$(4,887)	$3,725
Business reorganization expenses (recovery)	749	1,007	3,149	185	5,090
Office integration expense	—	190	—	—	190
Non-operating expense (income), including corporate administration charges	945	1,901	1,596	(4,073)	369
EBITDA (loss) (1)	758	622	(2,305)	(1,001)	(1,926)
Depreciation and amortization expenses					1,610
Interest expense (income), net					189
Provision for (benefit from) income taxes					(4,119)
Net income (loss)					$394

For The Three Months Ended June 30, 2011	Hudson Americas	Hudson Asia Pacific	Hudson Europe	Corporate	Total
Revenue, from external customers	$50,912	$96,275	$100,191	$—	$247,378
Gross margin, from external customers	$13,021	$40,218	$42,228	$—	$95,467
Adjusted EBITDA (loss) (1)	$1,838	$6,099	$5,522	$(5,397)	$8,062
Business reorganization expenses (recovery)	—	—	396	—	396
Office integration expense	—	—	—	—	—
Non-operating expense (income), including corporate administration charges	678	2,289	2,391	(5,353)	5
EBITDA (loss) (1)	$1,160	$3,810	$2,735	$(44)	$7,661
Depreciation and amortization expenses					1,636
Interest expense (income), net					375
Provision for (benefit from) income taxes					1,426
Net income (loss)					$4,224

1.
Non-GAAP earnings before interest, income taxes, and depreciation and amortization (“EBITDA”) and non-GAAP earnings before interest, income taxes, depreciation and amortization, non-operating income, goodwill and other impairment charges, business reorganization expenses and other expenses (“Adjusted EBITDA”) are presented to provide additional information about the company's operations on a basis consistent with the measures which the company uses to manage its operations and evaluate its performance. Management also uses these measurements to evaluate capital needs and working capital requirements. EBITDA and adjusted EBITDA should not be considered in isolation or as a substitute for operating income, cash flows from operating activities, and other income or cash flow statement data prepared in accordance with generally accepted accounting principles or as a measure of the company's profitability or liquidity. Furthermore, EBITDA and adjusted EBITDA as presented above may not be comparable with similarly titled measures reported by other companies.

HUDSON GLOBAL, INC.
SEGMENT ANALYSIS - QUARTER TO DATE (continued)
(in thousands)
(unaudited)

For The Three Months Ended March 31, 2012	Hudson Americas	Hudson Asia Pacific	Hudson Europe	Corporate	Total
Revenue, from external customers	$45,170	$74,263	$81,157	$—	$200,590
Gross margin, from external customers	$11,831	$29,313	$32,064	$—	$73,208
Adjusted EBITDA (loss) (1)	$275	$2,124	$1,415	$(4,754)	$(940)
Business reorganization expenses (recovery)	20	67	720	133	940
Office integration expense	—	316	—	—	316
Non-operating expense (income), including corporate administration charges	746	1,733	1,782	(4,256)	5
EBITDA (loss) (1)	$(491)	$8	$(1,087)	$(631)	$(2,201)
Depreciation and amortization expenses					1,505
Interest expense (income), net					161
Provision for (benefit from) income taxes					(646)
Net income (loss)					$(3,221)

For The Three Months Ended September 30, 2011	Hudson Americas	Hudson Asia Pacific	Hudson Europe	Corporate	Total
Revenue, from external customers	$47,691	$100,637	$96,753	$—	$245,081
Gross margin, from external customers	$13,662	$41,201	$38,129	$—	$92,992
Adjusted EBITDA (loss) (1)	$1,956	$7,069	$3,893	$(5,233)	$7,685
Business reorganization expenses (recovery)	—	—	—	—	—
Office integration expense	—	—	—	—	—
Non-operating expense (income), including corporate administration charges	497	1,846	1,873	(3,980)	236
EBITDA (loss) (1)	$1,459	$5,223	$2,020	$(1,253)	$7,449
Depreciation and amortization expenses					1,537
Interest expense (income), net					328
Provision for (benefit from) income taxes					2,202
Net income (loss)					3,382

1.
Non-GAAP earnings before interest, income taxes, and depreciation and amortization (“EBITDA”) and non-GAAP earnings before interest, income taxes, depreciation and amortization, non-operating income, goodwill and other impairment charges, business reorganization expenses and other expenses (“Adjusted EBITDA”) are presented to provide additional information about the company's operations on a basis consistent with the measures which the company uses to manage its operations and evaluate its performance. Management also uses these measurements to evaluate capital needs and working capital requirements. EBITDA and adjusted EBITDA should not be considered in isolation or as a substitute for operating income, cash flows from operating activities, and other income or cash flow statement data prepared in accordance with generally accepted accounting principles or as a measure of the company's profitability or liquidity. Furthermore, EBITDA and adjusted EBITDA as presented above may not be comparable with similarly titled measures reported by other companies.

HUDSON GLOBAL, INC.
SEGMENT ANALYSIS - YEAR TO DATE
(in thousands)
(unaudited)

For The Six Months Ended June 30, 2012	Hudson Americas	Hudson Asia Pacific	Hudson Europe	Corporate	Total
Revenue, from external customers	$90,656	$151,189	$163,583	$—	$405,428
Gross margin, from external customers	$24,189	$61,214	$64,873	$—	$150,276
Adjusted EBITDA (loss) (1)	$2,727	$5,842	$3,855	$(9,640)	$2,784
Business reorganization expenses (recovery)	769	1,074	3,869	318	6,030
Office integration expense	—	506	—	—	506
Non-operating expense (income), including corporate administration charges	1,691	3,632	3,377	(8,325)	375
EBITDA (loss) (1)	$267	$630	$(3,391)	$(1,633)	$(4,127)
Depreciation and amortization expenses					3,115
Interest expense (income), net					349
Provision for (benefit from) income taxes					(4,765)
Net income (loss)					$(2,826)

For The Six Months Ended June 30, 2011	Hudson Americas	Hudson Asia Pacific	Hudson Europe	Corporate	Total
Revenue, from external customers	$96,725	$175,291	$193,901	$—	$465,917
Gross margin, from external customers	$23,379	$72,122	$81,164	$—	$176,665
Adjusted EBITDA (loss) (1)	$2,042	$9,250	$9,658	$(10,498)	$10,452
Business reorganization expenses (recovery)	—	—	747	—	747
Office integration expense	—	—	—	—	—
Non-operating expense (income), including corporate administration charges	1,261	3,428	4,001	(9,172)	(482)
EBITDA (loss) (1)	$781	$5,822	$4,910	$(1,326)	$10,187
Depreciation and amortization expenses					3,213
Interest expense (income), net					581
Provision for (benefit from) income taxes					2,175
Net income (loss)					$4,218

1.
Non-GAAP earnings before interest, income taxes, and depreciation and amortization (“EBITDA”) and non-GAAP earnings before interest, income taxes, depreciation and amortization, non-operating income, goodwill and other impairment charges, business reorganization expenses and other expenses (“Adjusted EBITDA”) are presented to provide additional information about the company's operations on a basis consistent with the measures which the company uses to manage its operations and evaluate its performance. Management also uses these measurements to evaluate capital needs and working capital requirements. EBITDA and adjusted EBITDA should not be considered in isolation or as a substitute for operating income, cash flows from operating activities, and other income or cash flow statement data prepared in accordance with generally accepted accounting principles or as a measure of the company's profitability or liquidity. Furthermore, EBITDA and adjusted EBITDA as presented above may not be comparable with similarly titled measures reported by other companies.

HUDSON GLOBAL, INC.
RECONCILIATION FOR CONSTANT CURRENCY
(in thousands)
(unaudited)

The company operates on a global basis, with the majority of our gross margin generated outside of the United States. Accordingly, fluctuations in foreign currency exchange rates can affect our results of operations. Constant currency information compares financial results between periods as if exchange rates had remained constant period-over-period. The company currently defines the term “constant currency” to mean that financial data for a previously reported period are translated into U.S. dollars using the same foreign currency exchange rates that were used to translate financial data for the current period. Changes in revenue, gross margin, selling, general and administrative expenses ("SG&A"), business reorganization expenses and other non-operating income (expense), operating income (loss) and EBITDA (loss) include the effect of changes in foreign currency exchange rates. Variance analysis usually describes period-to-period variances that are calculated using constant currency as a percentage. The company’s management reviews and analyzes business results in constant currency and believes these results better represent the company’s underlying business trends. The company believes that these calculations are a useful measure, indicating the actual change in operations. There are no significant gains or losses on foreign currency transactions between subsidiaries. Therefore, changes in foreign currency exchange rates generally impact only reported earnings.

	Three Months Ended
	June 30,
	2012	2011
	As	As	Currency	Constant
	reported	reported	translation	currency
Revenue:
Hudson Americas	$45,487	$50,912	$(19)	$50,893
Hudson Asia Pacific	76,926	96,275	(4,038)	92,237
Hudson Europe	82,425	100,191	(5,554)	94,637
Total	$204,838	$247,378	$(9,611)	$237,767
Gross margin:
Hudson Americas	$12,359	$13,021	$(19)	$13,002
Hudson Asia Pacific	31,901	40,218	(1,477)	38,741
Hudson Europe	32,808	42,228	(2,952)	39,276
Total	$77,068	$95,467	$(4,448)	$91,019
SG&A and other non-operating income (expense) (1):
Hudson Americas	$10,846	$11,856	$(24)	$11,832
Hudson Asia Pacific	30,263	36,361	(1,220)	35,141
Hudson Europe	31,979	39,149	(2,790)	36,359
Corporate	816	44	(2)	42
Total	$73,904	$87,410	$(4,036)	$83,374
Business reorganization expenses:
Hudson Americas	$749	$—	$—	$—
Hudson Asia Pacific	1,007	—	—	—
Hudson Europe	3,149	396	(15)	381
Corporate	185	—	—	—
Total	$5,090	$396	$(15)	$381
Operating income (loss):
Hudson Americas	$1,426	$1,658	$1	$1,659
Hudson Asia Pacific	1,730	5,311	(285)	5,026
Hudson Europe	(1,062)	4,705	(298)	4,407
Corporate	(5,261)	(5,644)	6	(5,638)
Total	$(3,167)	$6,030	$(576)	$5,454
EBITDA (loss):
Hudson Americas	$758	$1,160	$3	$1,163
Hudson Asia Pacific	622	3,810	(260)	3,550
Hudson Europe	(2,305)	2,735	(149)	2,586
Corporate	(1,001)	(44)	5	(39)
Total	$(1,926)	$7,661	$(401)	$7,260

1.
SG&A and other non-operating income (expense) is a measure that management uses to evaluate the segments’ expenses, which include the following captions on the Condensed Consolidated Statements of Operations: Selling, general and administrative expenses and other income (expense), net. Corporate management service allocations are included in the segments’ other income (expense).